Explanatory Note

FUNDRISE REAL ESTATE INVESTMENT TRUST, LLC has prepared this Form 1-A solely for the purpose of filing Exhibit 11.2 pursuant to Rule 252(f)(1)(iii).

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1	Certificate of Formation (incorporated by reference to the copy thereof submitted as Exhibit 2.1 to the Company’s DOS/A filed as Exhibit 15.5 of this Form 1-A)
2.2	Second Amended and Restated Operating Agreement
4.1	Form of Subscription Package (included in the Offering Circular as Appendix B and incorporated herein by reference)
6.1	Form of License Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.1 to the Company’s DOS/A filed as Exhibit 15.5 of this Form 1-A)
6.2	Form of Distribution Support Agreement between Fundrise Real Estate Investment Trust, LLC and Fundrise, LP (incorporated by reference to the copy thereof submitted as Exhibit 6.2 to the Company’s DOS/A filed as Exhibit 15.6 of this Form 1-A)
6.3	Form of Shared Services Agreement between Rise Companies Corp. and Fundrise Advisors, LLC (incorporated by reference to the copy thereof submitted as Exhibit 6.3 to the Company’s DOS/A filed as Exhibit 15.6 of this Form 1-A)
11.1	Consent of Goodwin Procter LLP
11.2*	Consent of RSM US LLP
12.1	Opinion of Goodwin Procter LLP as to the legality of the securities being qualified
13.1	Solicitation of Interest Materials – Press Releases
13.2	Solicitation of Interest Materials – Emails
13.3	Solicitation of Interest Materials – Home Page
15.1	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.4	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.5	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.6	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.7	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252(d)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on September 22, 2016.

Fundrise Real Estate Investment Trust, LLC
By:	Fundrise Advisors, LLC, its manager

By:	/s/ Benjamin S. Miller
	Name:	Benjamin S. Miller
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Miller	Chief Executive Officer of	September 22, 2016
Benjamin S. Miller	Fundrise Advisors, LLC (Principal Executive Officer)

/s/ Benjamin S. Miller	Interim Chief Financial Officer and Treasurer of	September 22, 2016
Benjamin S. Miller	Fundrise Advisors, LLC
(Principal Financial Officer and Principal Accounting Officer)